UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14a INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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UNIVERSAL POWER GROUP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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UNIVERSAL POWER GROUP, INC.
1720 Hayden Drive
Carrollton, Texas 75006
(469) 892-1122

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AT 10:00 A.M., CENTRAL DAYLIGHT TIME, TUESDAY, JULY 28, 2009

To the Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders (the “Meeting”) of Universal Power Group, Inc., a Texas corporation (the “Company”), which will be held at the Westin Galleria - Dallas located at 13340 Dallas Parkway, 2nd Floor, Dallas, Texas 75240 to consider and act upon the following matters, all as more fully described in the accompanying Proxy Statement:

1.	To elect a board of directors to serve until the next annual meeting of the Company’s shareholders or until their respective successors have been elected and qualified;

2.	To ratify the appointment of independent auditors for fiscal year 2009; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record of the Company’s Common Stock at the close of business on June 29, 2009, the record date set by the Board of Directors, are entitled to notice of, and to vote at, the Meeting and at any adjournment or postponements thereof.

     THOSE WHO CANNOT ATTEND ARE URGED TO SIGN, DATE, AND OTHERWISE COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. ANY SHAREHOLDER GIVING A PROXY HAS THE RIGHT TO REVOKE IT ANY TIME BEFORE IT IS VOTED.

By Order of the Board of Directors,

Mimi Tan,
Secretary

Carrollton, Texas
June 29, 2009

* * * * * * *

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to Be Held on July 28, 2009.

The proxy materials for the Annual Meeting, including the Annual Report and the Proxy Statement are available at http://www.upgi.com.

* * * * * * *

UNIVERSAL POWER GROUP, INC.
1720 Hayden Drive
Carrollton, Texas 75006
(469) 892-1122

PROXY STATEMENT

     This proxy statement contains information related to the 2009 Annual Meeting of Shareholders (“Meeting”) of Universal Power Group, Inc., a Texas corporation (“we”, “us”, “our” or the “Company”), to be held at the Westin Galleria - Dallas located at 13340 Dallas Parkway, 2nd Floor, Dallas, Texas 75240 at 10:00 a.m. CDT, Tuesday, July 28, 2009, and at any postponements or adjournments thereof. The approximate date of mailing for this proxy statement, proxy card and a copy of our annual report to shareholders for the year ended December 31, 2008, is July 1, 2009.

SOLICITATION AND REVOCATION OF PROXIES

     A form of proxy is being furnished herewith by the Company to each shareholder and, in each case, is solicited on behalf of the Board of Directors of the Company (the “Board”) for use at the Meeting. Shareholders are requested to complete, date and sign the accompanying proxy and return it promptly to the Company. Your execution of the enclosed proxy will not affect your right as a shareholder to attend the Meeting and to vote in person. Any shareholder giving a proxy has the right to revoke it at anytime by (i) a later-dated proxy, (ii) a written revocation sent to and received by the Secretary of the Company prior to the Meeting or (iii) attendance at the Meeting and voting in person.

     The entire cost of soliciting these proxies will be borne by the Company. The Company may pay persons holding shares in their names or the names of their nominees for the benefit of others, such as brokerage firms, banks, depositories, and other fiduciaries for costs incurred in forwarding soliciting materials to their principals. Members of the management of the Company may also solicit some shareholders in person, or by telephone, telegraph or telecopy, following solicitation by their Proxy Statement, but will not be separately compensated for such solicitation services.

     If your shares are registered directly in your name with Corporate Stock Transfer Company, our transfer agent, you are considered a shareholder of record. As a shareholder of record at the close of business on June 29, 2009 (the “Record Date”), you can vote in person at the Meeting or you can provide a proxy to be voted at the Meeting by signing and returning the enclosed proxy card. If you submit a proxy card, we will vote your shares as you direct. If you submit a proxy card without giving specific voting instructions, those shares will be voted as recommended by the Board.

     If your shares are held in a stock brokerage account or other nominee, you are considered the beneficial owner of those shares, and your shares are held in “street name.” If you hold your shares in “street name,” you will receive instructions from your broker or other nominee describing how to vote your shares. If you do not instruct your broker or nominee how to vote such shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the New York Stock Exchange.

SHAREHOLDER’S VOTING RIGHTS

     Only holders of record of the Company’s common stock, par value $0.01 per share (“Common Stock”), at the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or at any adjournment or postponements thereof. On the Record Date there were 5,000,000 shares of Common Stock outstanding with one vote per share.

     Our Bylaws provide that the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum. With respect to the election of directors, abstentions and broker non-votes will be deemed not to have been cast and will have no legal effect on the election of directors. With respect to the other matters described herein, abstentions will have the same effect as a vote against such proposals and broker non-votes will be deemed not to have been cast and will have no legal effect on the proposals.

     A complete list of shareholders entitled to vote at the Meeting will be available for examination by any shareholder at our corporate headquarters, 1720 Hayden Drive, Carrollton, Texas 75006, during normal business hours for a period of ten days before the Meeting and at the time and place of the Meeting.

     With respect to the election of directors, assuming a quorum is present, the affirmative vote of a plurality of the votes cast by the holders of Common Stock present in person or represented by proxy is required to elect each nominee. Election by a plurality means that the director nominee with the most votes for a particular seat on the Board is elected for that seat.

     With respect to the proposal to ratify the appointment of independent auditors for fiscal year 2009, assuming a quorum is present, the affirmative vote of a majority of the votes cast on this proposal at the Meeting is required. As discussed above, for purposes of the vote on this proposal, abstentions are tantamount to a “no” vote and “broker non-votes” will not be counted and therefore will have no impact on the outcome.

DIRECTORS AND EXECUTIVE OFFICERS

     The names, ages and titles of our executive officers and directors, as of the Record Date, are as follows:

Name	Age	Title
Ian Colin Edmonds (1)	37	Chief Executive Officer, President, Interim Chief Financial Officer and Director

Mimi Tan	35	Senior Vice President Business Development and Marketing and Corporate Secretary

Julie Sansom-Reese	46	Senior Vice President of Finance and Treasurer

Ramin Salehi	35	Senior Vice President of Supply Chain and Information Technology

William Tan	65	Chairman of the Board

Leslie Bernhard	64	Director

Robert M. Gutkowski	60	Director

Bert Calvert	55	Director

William H. Bailey	49	Director

(1)

Appointed chief executive officer and president on June 1, 2009 and interim chief financial officer on December 12, 2008. Prior to being appointed chief executive officer and president, Mr. Edmonds was appointed interim chief executive officer and president on January 21, 2009.

_______________

     IAN COLIN EDMONDS has been a director since January 1999, our chief executive officer and president since June 1, 2009, and our interim chief financial officer since December 12, 2008. Prior to being appointed chief executive officer and president he was, serving in those positions on an interim basis since January 21, 2009, our chief operating officer since May 2002, and our executive vice president since October 2006. Mr. Edmonds also serves as a director of Zunicom, Inc. (OTCBB: ZNCM) (“Zunicom”), the owner of 41% of our outstanding Common Stock, and from July 1997 through December 2006 served as an officer, first as vice president and from April 2003 as executive vice president of Zunicom. He also served as a director of AlphaNet, Inc. a wholly-owned subsidiary of Zunicom, from October 1999 through December 2006. Mr. Edmonds holds a Bachelors Degree in Marketing with a Minor in Statistics from the University of Denver. Mr. Edmonds is the husband of Mimi Tan and the son-in-law of William Tan.

     MIMI TAN has been our corporate secretary since February 1998, and our senior vice president of business development and marketing since December 2006. She served as our vice president of business development and marketing from May 2002 through December 2006. Her responsibilities include new business development and projects, corporate marketing and overall branding strategies. She served as Zunicom’s director of operations and corporate secretary from February 1998 through December 2006 and as AlphaNet’s corporate secretary from October 1999 through December 2006. Ms. Tan graduated cum laude from the University of Denver in November 1996 with a Bachelor of Arts in Marketing and a minor in Statistics. She is the daughter of William Tan and the wife of Ian Edmonds.

     JULIE SANSOM-REESE has been employed by us since 1986. She was our chief financial officer from 1991 to October 2007 and is now serving as our senior vice president of finance. She served as chief financial officer for Zunicom from 1992 through July 1997 and was appointed interim chief financial officer of Zunicom in November 1999, assuming that role on a permanent basis from November 2000 through December 2006. She also served as chief financial officer of AlphaNet from October 2003 through December 2006. Ms. Sansom-Reese earned a Bachelor of Arts in Business from Texas Tech University in May 1986.

     RAMIN SALEHI joined us in September 1997 as a database design analyst. In December of 2006, Mr. Salehi was appointed senior vice president of supply chain and information technology. He is responsible for the overall direction and tactical execution of supply chain and information systems operations of the company. Mr. Salehi holds a Bachelor of Science in Computer Systems Design from the University of Houston, Clear Lake.

Non-Employee Directors

     WILLIAM TAN has been chairman of the Board since January 1999. He has served as Zunicom’s chairman of the board since February 1997 and of AlphaNet since October 1999. Mr. Tan’s principal business has been private investments and he has held senior executive positions in a number of financing, insurance, textile, property development and related businesses. Mr. Tan is the father of Mimi Tan and the father-in-law of Ian Edmonds.

     LESLIE BERNHARD became a director in December 2006 upon the effectiveness of our initial public offering. She is a co-founder of AdStar, Inc. (OTC: ADST.PK), provider of technology services to the newspaper classified advertising industry. She has been a director of AdStar since its inception in 1986 and its president and chief executive officer since 1991. Ms. Bernhard also serves on the board of directors of Milestone Scientific, Inc., (OTCBB: MLSS.OB): a developer and manufacturer of medical and dental equipment. Ms. Bernhard holds a Bachelor of Science from St. John’s University.

     ROBERT M. GUTKOWSKI became a director in December 2006 upon the effectiveness of our initial public offering. He is the founder, president and chief executive officer of Marketing Group International, a provider of consulting services to businesses in the sports and entertainment industries. He advised the New York Yankees in regard to the creation of the YES Network, a regional sports and entertainment network. He previously served as chief executive officer of the Marquee Group, Inc., a worldwide sports and entertainment firm that managed, produced and marketed sports and entertainment events and provided representation for athletes, entertainers and broadcasters. From 1991 until 1994, he was president of Madison Square Garden, Inc. where he was responsible for the operations of the New York Knickerbockers basketball team, the New York Rangers hockey club and MSB Communications, which included the MSG Television Network. Mr. Gutkowski was a member of the board of directors of EuroTrust A/S, (Nasdaq: EURO) from May 2004 through May 2006.

     WILLIAM H. BAILEY became a director in August 2008. He has been Managing Partner of the CPA firm of Bailey, Smith & Sorrells, LLP and the law firm of Bailey & Smith, PLLC, where he has dual practices in public accounting and law. Since 2005, he has been engaged in broad accounting and tax matters including mergers and acquisitions for a wide variety of corporate, partnership and estate clients. From 1987 until 2005, Mr. Bailey was employed by TXU Corporation and served in both accounting and legal counsel roles with emphasis on planning, compliance, acquisitions and dispositions, reorganization and restructuring including Securities and Exchange Commission (“SEC”) tax reporting and compliance as well as internal and external auditing. Mr. Bailey has a Bachelor of Science in accounting and economics from Southeastern Oklahoma State University (with honors), holds a Juris Doctorate from Texas Wesleyan University School of Law and is a Certified Public Accountant in the State of Texas.

     BERT CALVERT became a director in August 2008. He has been the Vice President and Chief Operating Officer of J-COR Enterprises, Inc. / Elite Realty Group of Texas, a residential, commercial and property management firm, since January, 2007. He has also been a member of the board of directors of J-COR Enterprises since July, 1987. Mr. Calvert is also President of Lagniappe Development, Inc., a property development company, since July 2006. From 1985 through 2006, he was the owner of Calvert Development Company, a residential and commercial building and development company based in Midlothian, Texas.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

     Under our bylaws, the number of directors constituting the whole Board may not be less than three or more than eleven. The current number of directors constituting the whole Board is seven and there is currently one vacancy on the Board as a result of the resignation of Randy Hardin on January 21, 2009. On June 1, 2009, the Board adopted a resolution to reduce the number of directors constituting the whole Board to five effective on the date of the Meeting.

     Directors are elected annually at the annual meeting of shareholders to hold office for one year and until their successors are duly elected and qualified. Board vacancies resulting from resignations, retirements, removals or newly created seats resulting from an increase in the number of directors, may be filled by a majority vote of the director(s) then in office.

     Except as otherwise described herein, the nominees named below are presently members of the Board. Each nominee has consented to serve as a director if elected at this year’s Meeting. We do not know of any reason why any nominee would be unable to serve as a director. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of any other person that the Board may nominate as a substitute. Proxies cannot be voted for a greater number of persons than the number of nominees shown below.

Nominees standing for election to the Board

Name	Age	Title

William Tan	65	Chairman of the Board

Ian Colin Edmonds	37	Chief Executive Officer, President, Interim Chief Financial Officer and Director

Leslie Bernhard	64	Director

Robert M. Gutkowski	60	Director

Hyun Park	37	Director Nominee

_______________

The Board Unanimously Recommends a Vote FOR the Election of the Foregoing Nominees
and Proxies that are Signed and Returned Will Be So Voted
Unless Otherwise Instructed.

*     *     *     *     *

     The principal occupation and business experience for at least the last five years for each of the nominees is set forth above, except for Ms. Park whose business experience is hereinafter set forth as follows:

     HYUN (JOYCE) PARK has been the First Vice President and a manager at Hanmi Bank, a California community bank, since August 2002. Ms. Park has a background in compliance and auditing from her experience as an internal auditor at Nara Bank, N.A., from March 2000 through August 2002 and a staff auditor for Deloitte & Touche, LLP, from November 1997 through March 2000. She holds a Bachelor of Science in Business Administration from California State University, Northridge.

BENEFICIAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information concerning the beneficial ownership of the outstanding shares of Common Stock as of the Record Date by: (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and director nominee, (iii) each of the Named Executive Officers in the Summary Compensation Table below, and (iv) all directors and executive officers as a group.

	Common Stock
Name and Address(1)	Amount and Nature of Beneficial Ownership(2)		Percentage of Class(3)
Directors and Named Executive Officers
William Tan	2,406,120	(4)	44.9%
Ian Colin Edmonds	2,405,120	(5)	44.9%
Mimi Tan	7,000	(6)	*
Leslie Bernhard	20,000	(6)	*
Robert M. Gutkowski	20,000	(6)	*
William H. Bailey	10,000	(6)	*
Bert Calvert	21,000	(7)	*
All Directors and
Executive Officers as a Group (7 persons)	2,840,370	(8)	49.1%
Hyun Park, director nominee	—		—

5% Shareholders
Zunicom, Inc.	2,048,870		41.0%
4315 W. Lovers Lane
Dallas, TX 75209

Randy Hardin	475,000	(9)	8.7%
370 Town East Blvd
Sunnyvale, TX 75182

Wilen Management Co. Inc	690,074		13.9%
2360 W Jopa rd, Ste 226
Lutherville, MD 21093

Julian Tymczysz	268,488		5.4%
11 King George St.
Greenwich, London SE10
United Kingdom

* Less than 1.0%.

(1)	Unless indicated otherwise, all addresses are c/o Universal Power Group, Inc., 1720 Hayden Road, Carrollton, TX 75006.

(2)

Except as otherwise indicated and subject to applicable community property and similar laws, we assume that each named person has the sole voting and investment power with respect to his or her shares, other than shares subject to options.

(3)

Percent of Class is based on 5,000,000 shares of Common Stock outstanding as of the Record Date. In addition, shares which a person had the right to acquire within 60 days are also deemed outstanding in calculating the percentage ownership of the person but not deemed outstanding as to any other person.

(4)

Includes (i) 356,250 shares underlying options; (ii) 2,048,870 shares owned by Zunicom over which Mr. Tan has voting control by virtue of the fact that he is a director of Zunicom; and (iii) 1,000 shares owned by Placement & Acceptance, Inc., a British Virgin Islands corporation, of which Mr. Tan is a director.

(5)

Includes (i) 356,250 shares underlying options; and (ii) 2,048,870 shares owned by Zunicom over which Mr. Edmonds has voting control by virtue of the fact that he is a director of Zunicom. Mr. Edmonds does not own any shares of Common Stock directly.

(6)	Represents shares underlying options.

(7)	Includes 10,000 shares underlying options.

(8)

Includes (i) 2,048,870 shares owned by Zunicom over which Messrs. Tan and Edmonds have voting control by virtue of the fact that they are directors of Zunicom; (ii) 1,000 shares owned by Placement & Acceptance, Inc. over which Mr. Tan has voting control; and (iii) 779,500 shares underlying options held by all directors and executive officers as a group.

(9)	Represents shares underlying options. The options expire December 19, 2016. Mr. Hardin resigned as an officer and director on January 21, 2009.

_________________

     As of the Record Date, we were not aware of any pledges of Common Stock which may at a subsequent date result in a change in control of the company.

CORPORATE GOVERANCE AND BOARD COMMITTEES

Board Composition

     The Board currently consists of seven directors. Each director is elected for a term of one year and serves until a successor is duly elected and qualified or until his or her death, retirement, resignation or removal. Mr. Tan, Chairman of the Board, is the father of Mimi Tan and the father-in-law of Ian Edmonds. On the day of the Meeting and effective immediately thereafter, Messrs. Calvert and Bailey will retire from their positions on the Board.

Director Independence

     A majority of the Board is independent, as required by and as defined in Section 803(A) of the NYSE Amex listing standards. We believe that Messrs. Bailey, Calvert and Gutkowski and Ms. Bernhard are, and Ms. Park will be, independent under those standards. Under the NYSE Amex listing standards, generally a director is considered independent as long as he or she does not have a relationship with us or management that would interfere with the exercise of independent judgment in carrying out the director’s responsibilities.

Board Meetings

     The Board met seven times during 2008. A majority of the directors attended all of the meetings of the Board. All persons who were directors during 2008 attended at least 75% of these meetings. Absent special circumstance, each director is expected to attend the annual meeting of shareholders.

Committees Established by the Board

The Board has established three standing committees: an Audit Committee, a Compensation Committee and a

Corporate Governance and Nominating Committee. Each committee is made up entirely of independent directors.

Name	Audit Committee	Corporate Governance and Nominating Committee	Compensation Committeee
William H. Bailey	Chairperson	*
Leslie Bernhard	*	*	Chairperson
Robert Gutkowski	*	Chairperson	*
Bert Calvert			*
*indicates member

_________________

     Audit Committee. The Audit Committee members consist of William H. Bailey, who serves as chairperson, Leslie Bernhard and Robert Gutkowski. The Board has determined that Mr. Bailey is an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K, and “independent” for purposes of NYSE Amex listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

     The Audit Committee oversees our accounting and financial reporting processes, internal systems of accounting and financial controls, relationships with auditors and audits of financial statements. Specifically, the Audit Committee’s responsibilities include the following:

  selecting, hiring and terminating our independent auditors;

  evaluating the qualifications, independence and performance of our independent auditors;

  approving the audit and non-audit services to be performed by the independent auditors;

  reviewing the design, implementation and adequacy and effectiveness of our internal controls and critical policies;

  overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and other accounting matters;

  with management and our independent auditors, reviewing any earnings announcements and other public announcements regarding our results of operations; and

  preparing the report that the SEC requires in our annual proxy statement.

     Compensation Committee. The Compensation Committee members consist of Leslie Bernhard, as chairperson, Robert M. Gutkowski and Bert Calvert. The Compensation Committee assists the Board in determining the development plans and compensation of our officers, directors and employees. Specific responsibilities include the following:

  determining the compensation (including, base salary and bonus) and benefits payable to our chief executive officer;

  determining, approving and/or recommending to the Board, the compensation and benefits payable to our other executive officers;

  reviewing the performance objectives and actual performance of our officers; and

  administering our stock option and other equity and incentive compensation plans.
  The chief executive officer may not be present during any deliberations on his compensation.

     Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee consists of Robert M. Gutkowski, as chairperson, William H. Bailey and Leslie Bernhard. The Corporate Governance and Nominating Committee assists the Board by identifying and recommending individuals qualified to become members of the Board, reviewing correspondence from our shareholders and establishing and overseeing our corporate governance guidelines. Specific responsibilities include the following:

  evaluating the composition, size and governance of the Board and its committees and making recommendations regarding future planning and the appointment of directors to our committees;

  establishing a policy for considering shareholder nominees to the Board;

  reviewing our corporate governance principles and making recommendations to the Board regarding possible changes; and

  reviewing and monitoring compliance of our code of ethics and insider trading policy.

Shareholder Recommendation for Director Nominations

     As noted above, the Corporate Governance and Nominating Committee considers and establishes procedures regarding recommendations for nomination to the Board, including nominations submitted by shareholders. Recommendations of shareholders should be sent to us in a timely manner, either in person or by certified mail, to the attention of our corporate secretary. Any recommendations submitted to the corporate secretary should be in writing and should include whatever supporting material the shareholder considers appropriate in support of that recommendation but must include the information that would be required to be disclosed under the SEC’s rules in a proxy statement soliciting proxies for the election of such candidate and a signed consent of the candidate to serve as our director if elected. The Corporate Governance and Nominating Committee will evaluate all potential candidates in the same manner, regardless of the source of the recommendation. Based on the information provided to the Corporate Governance and Nominating Committee, it will make an initial determination whether to conduct a full evaluation of a candidate. As part of the full evaluation process, the Corporate Governance and Nominating Committee may conduct interviews, obtain additional background information and conduct reference checks of the candidate, among other things. The Corporate Governance and Nominating Committee may also ask the candidate to meet with management and other members of the Board.

Communications with Non-Management Members of the Board

     Our Corporate Goverance Policies set forth a process by which shareholders and other interested third parties can send communications to the non-management members of the Board. When interested third parties have concerns, they may make them known to the non-management directors by communication via http://upgi.silentwhistle.com/ethfeedback/index.jsp or toll free number (800)561-7480. All such correspondence is provided to the presiding chairman at, or prior to, the next executive session held at a regular Board meeting.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Corporate Governance

     The Board has adopted a resolution that, in the future, any transactions between us and another person or entity who is deemed to be an “affiliate” or a related party must be approved by a majority of our disinterested directors.

Transactions with Related Parties

     Immediately before our initial public offering we issued two notes payable to Zunicom, which at the time owned 100% of our issued and outstanding shares of Common Stock. One note, in the original principal amount of $3 million, represented a final dividend and the second note, in the original principal amount of $2.85 million reflected the value of Zunicom’s net operating losses that we were able to use to offset our taxable income in the years prior to the initial public offering. Both notes mature on June 20, 2012 and bears interest at the rate of 6% per annum. The interest on the unpaid principal of the notes are payable quarterly, in arrears. Beginning on September 30, 2008, we paid the first of 16 equal quarterly installments on the notes. At December 31, 2008, the principal balances of notes were $2.625 million and $2.494 million, respectively.

     On December 12, 2008, Roger Tannery, resigned from his position as our chief financial officer. We entered into a separation agreement with the following terms (i) he will provide consulting services to us on an as-needed basis, (ii) he releases us from any and all claims, (iii) he will not solicit any of our employees or customers through December 2009, (iv) we will pay him an aggregate of approximately $147,000 through December 2009; and (v) we will continue to provide him with health insurance coverage for as long as he is eligible to participate in our health insurance plan under COBRA.

     On January 21, 2009 we entered into a Separation Agreement with Randy Hardin who, at the time was our president and chief executive officer, under which his employment agreement was terminated. Under the Separation Agreement, we agreed to continue to pay Mr. Hardin, through January 21, 2011 (the “Restricted Period”), his annual base salary and to reimburse him for the costs of his healthcare insurance coverage to the same extent we paid for such insurance immediately prior to the termination of his employment agreement. Mr. Hardin agreed that he will not during the Restricted Period (i) compete with us in any of our lines of business including our battery and related power accessory business and our third party logistics business; (ii) solicit or hire any of our employees; or (iii) encourage any person or entity that has an existing business relationship with us to curtail or cancel its relationship with us. In addition, Mr. Hardin agreed not to disclose any of our confidential or proprietary information.

Compensation of Directors

Our “independent” directors receive the following compensation:

  An annual retainer fee of $10,000;

  $500 plus reimbursement for actual out-of-pocket expenses incurred in connection with attending each Board meeting in person and $200 for attending each Board meeting telephonically;

  A stock option grant covering 10,000 shares upon his or her election or re-election to the Board. The options are exercisable immediately at a price per share equal to the fair market value of the stock on the date of grant;

  Each Committee member receives $500 plus reimbursement for actual out-of-pocket expenses incurred in connection with attending each Committee meeting in person or $200 for attending each Committee meeting telephonically, unless the Committee meeting immediately follows or precedes a Board meeting in which case the amounts are $200 for each meeting attended in person or $100 for each meeting attendedtelephonically; and

  The Chairman of the Audit Committee receives an annual fee of $5,000 and the Chairman for the Compensation Committee and Corporate Governance and Nominating Committee each receives an annual fee of $2,500.

Director Compensation

     The following table presents information relating total compensation for our non-employee directors for the year ended December 31, 2008.

Name	Fees Earned or Paid in Cash	Option Awards(1)	All Other Compensation	Total

William Tan	$—	$—	$5,473(2)	$5,473
Leslie Bernhard	14,925	9,198(1)	25,000(3)	49,123
William H. Bailey (4)	6,290	9,198(1)	—	15,488
Bert Calvert (4)	5,100	9,198(1)	—	14,298
Robert M. Gutkowski	14,925	9,198(1)	15,665(2)	39,789
Marvin I. Haas (7)	8,641	5,749(5)	—	14,390
Garland P. Asher (7)	14,000	9,198(1)	13,048(2)(6)	36,247

(1)	2008 expense as calculated by SFAS No. 123(R) for a stock option grant covering 10,000 shares of Common Stock.

(2)	Includes medical insurance through company plans.

(3)	Fee earned as chairman of the Sourcing Committee established by the Board in August 2008.

(4)	Retiring from the Board effective as of July 28, 2009.

(5)	2008 expense as calculated by SFAS No. 123(R) for the stock option grant covering 6,250 shares of Common Stock.

(6)	Includes $2,500 consulting fee paid after his retirement from the Board in August 2008.

(7)	Retired from the Board in August 2008. Received an option grant in connection with his retirement.
_________________

EXECUTIVE COMPENSATION

Summary of Compensation

     The following table sets forth certain information with respect to compensation for the year ended December 31, 2008 earned by or paid to our chief executive officer and our two other most highly compensated executive officers, which are referred to as the Named Executive Officers.

     Under the SFAS No. 123(R), we recorded compensation expense in our Financial Statements for the year ended December 31, 2008 with respect to the awards included in this table since the awards were effective and fully vested at the end of 2008.

[THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

		Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Cash Bonus ($)		Option Awards ($)		All Other Compensation ($)		Total ($)

Randy Hardin(1)	2008	242,000	178,707		—		36,229	(4)	456,936
President and CEO	2007	220,000	424,870	(2)	—		35,995	(4)	680,864

Ian Edmonds (3)	2008	214,500	58,000		—		30,519	(4)	303,019
EVP & COO	2007	195,000	64,000		—		28,604	(4)	287,604

Mimi Tan	2008	166,113	46,000		—		5,628	(5)	222,431
SVP Business	2007	161,200	41,000		2,602	(6)	5,463	(5)	220,453
Development &
Marketing

(1)	Resigned on January 21, 2009.
(2)	Of this amount, $202,489 was paid in 2007 and the balance, $222,381, was paid in 2008.
(3)	Appointed to the positions of President and Chief Executive Officer on June 1, 2009.
(4)	Car lease, medical insurance and long-term disability insurance payments.
(5)	Medical insurance and long-term disability insurance payments.
(6)	Option award expense as calculated by SFAS No. 123(R).
_________________

Employment Agreements and Arrangements

     In December 2006 we entered into a three-year employment contract with Randy Hardin under which he served as president and chief executive officer until he resigned on January 21, 2009. Under that agreement, we agreed to pay Mr. Hardin, in addition to benefits generally available to all other executives of the company, a base salary plus an annual bonus equal to 10% of our audited pre-tax net income as adjusted provided that our pre-tax net income exceeded a targeted amount established by the Board. The employment agreement also provided for a grant of options to acquire 475,000 shares of Common Stock at the initial public offering price ($7.00 per share) and the use of a company-leased vehicle.

     On January 21, 2009 we entered into a Separation Agreement with Mr. Hardin under which his employment agreement was terminated. Under the Separation Agreement, we agreed to continue to pay Mr. Hardin through January 21, 2011 (the “Restricted Period”) his annual base salary and to reimburse him for the costs of his healthcare insurance coverage to the same extent we paid for such insurance immediately prior to the termination of his employment agreement. Mr. Hardin agreed that he will not, during the Restricted Period (i) compete with us in any of our lines of business including our battery and related power accessory business and our third party logistics business; (ii) solicit or hire any of our employees; or (iii) encourage any person or entity that has an existing business relationship with us to curtail or cancel its relationship with us. In addition, Mr. Hardin agreed not to disclose any of our confidential or proprietary information.

     In December 2006 we entered into a three-year employment contract with Ian Edmonds under which he serves as our executive vice-president and chief operating officer. Under the agreement, Mr. Edmonds received, in addition to benefits generally available to all other employees, an annual base salary, an annual bonus based on company performance and his individual performance that is completely at the discretion of the Board, an initial grant of options to acquire 356,250 shares of Common Stock and the use of a company leased vehicle. On June 1, 2009, Mr. Edmonds’ appointment as Chief Executive Officer and President was made permanent and his base salary was increased to $250,000 per annum. In addition, he will be paid an annual bonus equal to seven and one-half percent (7.5%) of our audited Income before provision for income taxes, adjusted to eliminate certain expenses, as determined by the Compensation Committee, (“Adjusted Pre-Tax Net Income”), provided that the Adjusted Pre-Tax Net Income amount equals or exceeds the target established by the Compensation Committee for such year.

     In December 2006 we entered into a three-year employment contract with Mimi Tan under which she serves as our senior vice-president of business development and marketing and corporate secretary. Under the agreement, Ms. Tan received, in addition to benefits generally available to all other employees, an annual base salary and an annual bonus based on company performance and her individual performance that is completely at the discretion of the Board.

Outstanding Equity Awards

     The following table sets forth certain information with respect to outstanding equity awards at December 31, 2008 with respect to the Named Executive Officers. At December 31, 2008, there were no unvested stock awards.

Outstanding Equity Awards at Fiscal Year-End

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date

Randy Hardin(1)	475,000(2)	7.00	12/19/2016
President & CEO

Ian Edmonds	356,250(2)	7.00	12/19/2016
EVP & COO

Mimi Tan	7,000(3)	7.00	12/19/2016
Sr. V.P. of Business
Development & Marketing
and Corp. Secretary

(1)	Resigned effective January 21, 2009.

(2)	Options are fully vested at December 31, 2006.

(3)	Options are fully vested at December 31, 2007.
_________________

Option Exercises

     No options were exercised and no stock was awarded or vested.

Compensation Committee Interlocks and Insider Participation

     None of our executive officers serve as a member of the Board or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of the Board or Compensation Committee. None of the persons who are members of our Compensation Committee have ever been employed by us.

Equity Compensation Plan Information

     The following table summarizes the options granted under the Plan as well as options and warrants granted outside the Plan as of December 31, 2008. The shares covered by outstanding options are subject to adjustment for changes in capitalization stock splits, stock dividends and similar events.

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	Equity Compensation Plan Table
	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity Compensation
Plans Approved By
Security Holders
Grants under the 2006 Stock
Option Plan	1,336,114	$6.79	663,886

Equity Compensation
Plans Not Approved By
Security Holders
Warrants (1)	300,000	$8.40	Not applicable
Common Stock Options (2)	20,000	$7.00	Not applicable

Total	1,656,114	$7.08	663,886

(1)

The warrants, issued in connection with our initial public offering in December 2006, are exercisable at $8.40 per share any time beginning 365 days after the grant date and until the fifth anniversary of that date.

(2)

On March 21, 2007, the Company issued stock options to non-employees to purchase 20,000 shares of Common Stock at an exercise price of $7.00 per share vesting over three years and expiring December 19, 2016.

_________________

PROPOSAL NO. 2
ADIVSORY APPROVAL OF THE APPOINTMENT
OF INDEPENDENT AUDITORS

     KBA Group LLP (“KBA”) has been our independent auditor since 2006. Their audit report appears in our annual report for the fiscal year ended December 31, 2008. On June 1, 2009, KBA joined BKD, LLP, an U.S. based public accounting firm. As a result, KBA resigned as our independent auditors as of June 1, 2009 and notified our Audit Committee of its resignation and the reasons for resigning. Accordingly, a representative of BKD, LLP will be at the Meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

     The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent auditors. Selection of the independent accountants is not required to be submitted to a vote of our shareholders for ratification. However, the Board is submitting this matter to shareholders as a matter of good corporate practice. On June 18, 2009, our Audit Committee approved the engagement of BKD, LLP as our independent accountants for the fiscal year ending December 31, 2009. If the shareholders fail to ratify the selection of BKD, LLP, the Audit Committee will take that into consideration and may retain another firm without re-submitting the matter to the shareholders, to audit our accounts for the 2009 fiscal year. Even if shareholders ratify the selection of BKD, LLP, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

The Board Unanimously Recommends a Vote FOR this Proposal
and Proxies that are Signed and Returned Will Be So Voted
Unless Otherwise Instructed

*     *     *     *     *

REPORT OF THE AUDIT COMMITTEE TO THE BOARD

     The Audit Committee of the Board is responsible for providing oversight of our accounting and financial reporting functions. The Board appoints the Audit Committee and its chairman annually, with the committee consisting of at least three directors. The Audit Committee operates under a formal charter, which is available on the Company’s website at http://www.upgi.com and by clicking on the Investor Relations section then going to the “Corporate Goverance” link. The Audit Committee charter sets forth in detail the duties and responsibilities of the Audit Committee.

     The Audit Committee received the written disclosures and the letter from KBA Group LLP (“KBA”), the Company’s independent registered public accounting firm, that are required by the Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T. The disclosures described the relationships and fee arrangements between the firm and the Company. Consistent with Independence Standards Board Standard No. 1 and the rules and regulations of the SEC, the Audit Committee considered whether the provision of non-audit services by the independent registered public accounting firm to the Company for the fiscal year ended December 31, 2008 is compatible with maintaining KBA’s independence and has discussed with KBA the firm’s independence from the Company.

     Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of the consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for auditing those financial statements and issuing a report thereon.

     The Audit Committee reviewed and discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vo. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee reviewed and discussed with management and the Company’s independent registered public accounting firm, the audited financial statements of the Company for the year ended December 31, 2008.

     Based on the above-mentioned reviews and discussions with management and the Company’s independent registered public accounting firm, the Audit Committee, exercising its business judgment, recommended to the Board that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

     This report is submitteed on behalf of the members of the Audit Committee:

William H. Bailey, Chairman
Leslie Bernhard
Robert Gutkowski

PRINCIPAL INDEPENDENT ACCOUNTANT FEES AND SERVICES

     The Board has reviewed the following audit and non-audit fees we paid to our independent public accountants for purposes of considering whether such fees are compatible with maintaining the auditor’s independence. The policy of the Board is to pre-approve all audit and non-audit services performed by its independent public accountants before the services are performed.

     The audit reports of KBA on our financial statements as of and for the years ended December 31, 2008 and 2007 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal years ended December 31, 2008 and 2007 and the subsequent interim period through June 1, 2009 there were (1) no disagreements with KBA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KBA, would have caused them to make reference thereto in their reports on the financial statements for such years and (2) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

     Audit Fees. Fees billed for service rendered by KBA for the audit of the financial statements and for the reviews of our Form 10-Q filings were approximately $165,000 for 2008 and approximately $161,000 for 2007.

     Audit-Related Fees. None.

     Tax Fees. Aggregate fees billed for permissible tax services rendered by KBA consisted of approximately $34,000 for 2008 and approximately $24,000 for 2007. These amounts include tax consulting, preparation of federal and state income tax returns and franchise tax returns.

     All Other Fees. Fees billed for services rendered by KBA for review of our annual proxy statements and Form 8-K filings were approximately $6,000 for 2008 and approximately $7,000 for 2007.

ANNUAL REPORT TO SHAREHOLDERS

     We have enclosed our 2008 Annual Report for the fiscal year ended December 31, 2008 (“Annual Report”) with this proxy statement. The Annual Report includes our audited financial statements for the fiscal year ended December 31, 2008, along with other financial information and management discussion about us, which we urge you to read carefully.

     Our annual report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC, is included in the Annual Report, which accompanies this proxy statement.

     You can also obtain, free of charge, a copy of our annual report on Form 10-K by:

  accessing the Investor Relations section of our website at http://www.upgi.com and clicking on the “SEC Filings” link:

  writing to:

  Universal Power Group, Inc. – Investor Relations
  1720 Hayden Drive
  Carrollton, TX 75006; or

  telephoning us at: (469) 892-1122.

     You can obtain a copy of our annual report on Form 10-K and other periodic filings that we make with the SEC from the SEC’s EDGAR database at http://www.sec.gov.

SHAREHOLDERS PROPOSALS FOR 2010 ANNUAL MEETING

     Shareholders interested in presenting a proposal for consideration at the Annual Meeting of Shareholders in 2010 must follow the procedures found in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in our proxy materials relating to our 2010 annual meeting of shareholders, all qualified proposals must be received by our Investor Relations Coordinator no later than March 2, 2010. A shareholder’s notice must set forth, as to each proposed matter: (i) as to each person whom the shareholder proposes to nominate for election to the Board, all information relating to such person that is required to be disclosed in solicitation of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-12 thereunder; (ii) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and, if such business includes a proposal to amend our bylaws, the language of the proposed amendment; (iii) the name and address, as they appear on our books, of the shareholder proposing such business; (iv) the number of shares of Common Stock which are beneficially owned by such shareholder; (v) a representation that the shareholder is a holder of record of shares of Common Stock entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business; and (vi) any financial interest of the shareholder in such proposal or nomination.

Section 16(a) Beneficial Ownership Reporting Compliance

     Based on a review of the Forms 3, 4 and 5 submitted during and with respect to the year ended December 31, 2008, there have been no untimely filings of such required forms

Other Information

     The expenses of preparing and mailing this proxy statement and the accompanying proxy card and the cost of solicitation of proxies, if any, will be borne by us. In addition to the use of mailings, proxies may be solicited by personal interview, telephone and by our directors, officers and regular employees without special compensation therefore. We expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for benefical owners of Common Stock.

     Unless contrary instructions are indicated on the proxy card, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted “FOR” all of the proposals described in this proxy statement.

Householding

     The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple shareholders sharing an address, although each shareholder will receive a separate proxy card. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker. If you would like to receive a separate copy of this year’s proxy statement or annual report from us directly, please contact us by:

  writing to:

  Universal Power Group, Inc. – Investor Relations
  1720 Hayden Drive
  Carrollton, TX 75006; or

  telephoning us at: (469) 892-1122.

OTHER MATTERS

     The Board does not know of any other matters that are to be presented for action at the Meeting. Should any other matter come before the Meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual
Meeting to Be Held on July 28, 2009.

The proxy materials for the Annual Meeting, including the Annual Report and the Proxy
Statement are available at http://www.upgi.com.

BY ORDER OF THE BOARD

Mimi Tan,
Secretary

Dated: June 29, 2009

APPENDIX A
PROXY CARD

SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES AND TO DATE, SIGN, AND RETURN THE
ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR
COOPERATION WILL BE APPRECIATED.

UNIVERSAL POWER GROUP, INC.
1720 HAYDEN DRIVE
CARROLLTON, TX 75006
(469) 892-1122 Telephone
(469) 892-1201 Facsimile

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
FOR THE ANNUAL MEETING OF SHAREHOLDERS ON JULY 28, 2009

The undersigned hereby appoints William Tan and Ian Edmonds as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote as designated below, all the shares of common stock of Universal Power Group, Inc. held of record by the undersigned on June 29, 2009, at the Annual Meeting of Shareholders of Universal Power Group, Inc. (the “Company”), to be held at Westin Galleria - Dallas located at 13340 Dallas Parkway, 2nd Floor, Dallas, Texas 75240 at 10:00 a.m., CDT, on Tuesday, July 28, 2009 or any adjournment thereof.

* * * * * *
Important Notice Regarding Internet Availability of Proxy Materials for the Annual
Meeting to Be Held on July 28, 2009.
The proxy materials for the Annual Meeting, including the Annual Report and the Proxy
Statement are available on UPG’s website at
http://www.upgi.com.
* * * * * *

INSTRUCTIONS: PLEASE INDICATE YOUR SELECTION BY PLACING AN "X" IN THE APPROPRIATE BOXES BELOW.

1. ELECTION OF DIRECTORS — Nominees: William Tan, Ian Edmonds, Leslie Bernhard, Robert M. Gutkowski and Hyun Park

FOR election of all nominees:	☐

WITHHOLD vote from all nominees	☐

FOR all nominees,	☐
EXCEPT for nominee(s) listed below from whom Vote is withheld

2. RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS FOR FISCAL YEAR 2009.

.
☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Dated:	__________________________________, 2009

Signature of Shareholder

Signature if held jointly

Please sign exactly as name appears herein. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE READ, COMPLETE, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.